Contact:  Kathleen Campbell, Marketing Director                                                                                                                                                    First Citizens Community Bank
570-662-0422                                                                                                                                                                                                            15 S. Main Street
570-662-8512 (fax)                                                                                                                                                                                               Mansfield, PA 16933

Citizens Financial Services, Inc. Reports unaudited Fourth quarter and annual 2016 Earnings

MANSFIELD, PENNSYLVANIA— January 27, 2017 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, released today its unaudited financial results for the three months and year ended December 31, 2016.

Net income totaled $12.6 million for the year ended December 31, 2016, which compares to net income of $11.6 million last year.  Results for 2015 were impacted by the acquisition of the First National Bank of Fredericksburg (FNB) and related merger and acquisition costs of $1.1 million on a pre-tax basis.  For the year ended December 31, 2016, the provision for loan loss totaled $1,520,000, which compares to $480,000 for the prior year and is primarily attributable to overall loan growth.  Basic earnings per share of $3.78 for the year ended December 31, 2016 compares to $3.79 per share for last year.  Annualized return on equity for the year ended December 31, 2016 and 2015 was 10.24% and 11.20%, while return on assets was 1.06% and 1.22%, respectively.

For the three months ended December 31, 2016, net income totaled $3.2 million which compares to net income of $2.5 million for the fourth quarter of 2015, an increase of $711,000.  Fourth quarter 2015 results were impacted by FNB merger related costs of $698,000 on a pre-tax basis.  The provision for loan loss for the quarter ended December 31, 2016 was $750,000, which compares to $120,000 for the same quarter last year.  Basic earnings per share of $.95 for the fourth quarter of 2016 compares to $.79 per share for the fourth quarter last year.  Annualized return on equity for the three months ended December 31, 2016 and 2015 was 10.12% and 9.12%, while annualized return on assets was 1.05% and .99%, respectively.

Net interest income before the provision for loan loss increased from $30.8 million for the year ended December 31, 2015 to $38.0 million for 2016, an increase of $7,131,000 or 23.1%.  This increase is attributable to loan growth, both from the FNB acquisition and significant organic growth during 2016, particularly in the second half of the year.  The net interest margin has decreased from 3.76% last year to 3.68% for 2016 primarily due to competitive pressures.

CEO and President Randall E. Black stated, "2016 was a very exciting time for our Company.  We were busy integrating the December 2015 acquisition of FNB into First Citizen's culture.  We experienced significant growth as evidenced by the addition of several lending teams, the opening of a loan production office in Winfield, Pennsylvania, and the opening of a new branch location in Mount Joy, Pennsylvania.  Growth and expansion have been a key focus for us.  As a result of this focus the company has begun to achieve this initiative, particularly in loan growth, as total loans have increased over $104.0 million, or 15%.  In the fourth quarter alone, loans increased $48.3 million."

At December 31, 2016, total assets were $1.22 billion which compares to $1.16 billion at December 31, 2015.  Available for sale securities of $314.0 million at December 31, 2016 decreased $45.7 million from December 31, 2015 to fund growth in the loan portfolio.  Net loans have increased $102.8 million compared to the end of last year.  Loan growth has been funded through the decrease in the investment portfolio, a $17.5 million increase in deposits, and an increase in borrowed funds of $38.0 million.

Stockholders' equity totaled $123.3 million at December 31, 2016, which compares to $119.8 million at December 31, 2015, an increase of $3.5 million.  Net income for the year ended December 31, 2016 totaling $12.6 million was offset by cash dividends of $5.5 million and net treasury share purchases of $2.4 million.  As a result of changes in interest rates impacting the fair value of investment securities, accumulated other comprehensive income attributable to the unrealized gain on available for sale investment securities decreased $1.2 million from the end of 2015.  A cash dividend for the fourth quarter of 2016 of $.42 per share was paid on December 30, 2016 to shareholders of record on December 16, 2016, and represents an increase of 2.4% over the regular cash dividend paid a year ago.

Citizens Financial Services, Inc. has nearly 1,700 shareholders, the majority of whom reside in markets where offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31	December 31
(in thousands except share data)	2016	2015
ASSETS:
Cash and due from banks:
Noninterest-bearing	$16,854	$14,088
Interest-bearing	900	10,296
Total cash and cash equivalents	17,754	24,384

Interest bearing time deposits with other banks	6,955	7,696

Available-for-sale securities	314,017	359,737

Loans held for sale	1,827	603

Loans (net of allowance for loan losses: $8,886 at December 31, 2016 and
$7,106 at December 31, 2015)	790,725	687,925

Premises and equipment	17,030	17,263
Accrued interest receivable	4,089	4,211
Goodwill	21,089	21,089
Bank owned life insurance	26,223	25,535
Other intangibles	2,096	2,437
Other assets	21,213	12,104

TOTAL ASSETS	$1,223,018	$1,162,984

LIABILITIES:
Deposits:
Noninterest-bearing	$147,425	$150,960
Interest-bearing	858,078	837,071
Total deposits	1,005,503	988,031
Borrowed funds	79,662	41,631
Accrued interest payable	720	734
Other liabilities	13,865	12,828
TOTAL LIABILITIES	1,099,750	1,043,224
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2016 or 2015
Common stock
$1.00 par value; authorized 15,000,000 shares at December 31, 2016 and December 31, 2015;
issued 3,704,375 at December 31, 2016 and 3,671,751 shares at December 31, 2015	3,704	3,672
Additional paid-in capital	42,250	40,715
Retained earnings	91,278	85,790
Accumulated other comprehensive loss	(1,392)	(236)
Treasury stock, at cost: 384,671 shares at December 31, 2016 and 335,876 shares at
December 31, 2015	(12,572)	(10,181)
TOTAL STOCKHOLDERS' EQUITY	123,268	119,760
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,223,018	$1,162,984

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in thousands, except per share data)	2016	2015	2016	2015
INTEREST INCOME:
Interest and fees on loans	$9,457	$7,623	$35,844	$29,039
Interest-bearing deposits with banks	36	39	221	142
Investment securities:
Taxable	887	785	3,687	3,102
Nontaxable	711	754	2,970	3,152
Dividends	78	50	283	218
TOTAL INTEREST INCOME	11,169	9,251	43,005	35,653
INTEREST EXPENSE:
Deposits	1,053	1,025	4,247	4,113
Borrowed funds	240	186	794	707
TOTAL INTEREST EXPENSE	1,293	1,211	5,041	4,820
NET INTEREST INCOME	9,876	8,040	37,964	30,833
Provision for loan losses	750	120	1,520	480
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	9,126	7,920	36,444	30,353
NON-INTEREST INCOME:
Service charges	1,116	1,068	4,461	4,126
Trust	154	150	693	673
Brokerage and insurance	188	157	766	720
Gains on loans sold	224	221	449	404
Investment securities gains (losses), net	100	(1)	255	429
Earnings on bank owned life insurance	172	164	688	628
Other	138	116	587	443
TOTAL NON-INTEREST INCOME	2,092	1,875	7,899	7,423
NON-INTEREST EXPENSES:
Salaries and employee benefits	4,343	3,386	16,410	12,504
Occupancy	515	360	1,900	1,424
Furniture and equipment	152	183	644	506
Professional fees	258	232	1,094	846
FDIC insurance	80	116	572	464
Pennsylvania shares tax	60	111	690	713
Amortization of intangibles	81	-	327	-
Merger and acquisition costs	-	698	-	1,103
ORE expenses	155	283	389	969
Other	1,614	1,445	6,645	4,900
TOTAL NON-INTEREST EXPENSES	7,258	6,814	28,671	23,429
Income before provision for income taxes	3,960	2,981	15,672	14,347
Provision for income taxes	789	521	3,034	2,721
NET INCOME	$3,171	$2,460	$12,638	$11,626

PER COMMON SHARE DATA:
Net Income - Basic	$0.95	$0.79	$3.78	$3.79
Net Income - Diluted	$0.95	$0.79	$3.78	$3.79
Cash Dividends Paid	$0.42	$0.41	$1.66	$1.71

Number of shares used in computation - basic	3,327,811	3,099,598	3,341,933	3,063,906
Number of shares used in computation - diluted	3,327,854	3,099,731	3,343,489	3,065,266

Financial Highlights (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Performance Ratios and Share Data:
Return on average assets (annualized for the three month period)	1.05%	0.99%	1.06%	1.22%
Return on average equity (annualized for the three month period))	10.12%	9.12%	10.24%	11.20%
Net interest margin (tax equivalent)	3.75%	3.73%	3.68%	3.76%
Cash dividends paid per share	$0.42	$0.41	$1.66	$1.71
Earnings per share - basic	$0.95	$0.79	$3.78	$3.79
Earnings per share - diluted	$0.95	$0.79	$3.78	$3.79
Number of shares used in computation - basic	3,327,811	3,099,598	3,341,933	3,063,906
Number of shares used in computation - diluted	3,327,854	3,099,731	3,343,489	3,065,266

Balance Sheet Highlights (dollars in thousands, except per share data):	December 31, 2016	December 31, 2015

Assets	$1,223,018	$1,162,984
Investment securities - Available for sale:	314,017	359,737
Loans (net of unearned income)	799,611	695,031
Allowance for loan losses	(8,886)	(7,106)
Deposits	1,005,503	988,031
Stockholders' Equity	123,268	119,760
Non-performing assets	12,895	8,508
Non-performing assets to total loans	1.61%	1.22%
Annualized net charge-offs recoveries to total loans	-0.03%	0.03%
Average Leverage Ratio	9.46%	11.01%
Common shares outstanding	3,319,704	3,335,875
Book value per share	$37.55	$35.62